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Exhibit 1.1

OGE ENOGEX PARTNERS L.P.
7,500,000 Common Units
Representing Limited Partner Interests
FORM OF UNDERWRITING AGREEMENT

UNDERWRITING AGREEMENT

January [            ], 2008

UBS Securities LLC
Lehman Brothers Inc.

as Representatives

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        OGE Enogex Partners L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom UBS Securities LLC ("UBS") and Lehman Brothers Inc. ("Lehman") are acting as representatives (the "Representatives"), an aggregate of [7,500,000] common units (the "Firm Units") representing limited partner interests in the Partnership. Units representing limited partner interests in the Partnership, including, without limitation, any common units ("Common Units") or subordinated units ("Subordinated Units"), together with any units representing the 2% general partner interest in the Partnership, are collectively referred to herein as the "Partnership Units." In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional [1,125,000] Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the "Units." The Units are described in the Prospectus which is referred to below. This agreement (the "Agreement") is to confirm the agreement among the Partnership, OGE Enogex GP LLC, a Delaware limited liability company (the "General Partner"), OGE Enogex Holdings LLC, a Delaware limited liability company ("OGE Enogex Holdings"), Enogex Operating LLC, a Delaware limited liability company ("Enogex Operating"), Enogex Inc., an Oklahoma corporation ("Enogex Inc") and OGE Energy Corp., an Oklahoma corporation ("OGE Parent") on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters.

        The Partnership hereby acknowledges that, in connection with the proposed offering (the "Offering") of the Units, it has requested UBS Financial Services Inc., an affiliate of UBS (the "DUP Manager"), to administer a directed unit program (the "Directed Unit Program") under which up to [375,000] Firm Units (the "Reserved Units") shall be reserved for sale by the DUP Manager at the initial public offering price to certain officers and directors of the General Partner and employees of the Operating Company (as defined below) and other persons having a relationship with the Partnership as designated by the Partnership (the "Directed Unit Participants") as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (the "FINRA") and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Manager with the names, addresses and telephone numbers of the individuals which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

        The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-144089) under the Securities Act, including a prospectus, relating to the Units. Amendments to such registration statement have been similarly prepared and filed with the SEC in accordance with the Securities Act. Such registration statement, as so amended, has become effective under the Securities Act.

        Except where the context otherwise requires, "Registration Statement," as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Securities Act (the "Effective Time"), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act.

        The Partnership has furnished to you, for use by the Underwriters and by dealers in connection with the Offering, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, "Preliminary Prospectus," as used herein, means each such preliminary prospectus used before the filing of the Prospectus pursuant to Rule 424(b) of the Securities Act, in the form so furnished.

        Except where the context otherwise requires, "Prospectus," as used herein, means the prospectus relating to the Units, filed by the Partnership with the SEC pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Securities Act, in each case in the form furnished by the Partnership to you for use by the Underwriters and by dealers in connection with the Offering.

        "Permitted Free Writing Prospectuses," as used herein, means (i) the documents listed on Schedule C attached hereto, (ii) each "road show" (as defined in Rule 433(h)(4) under the Securities Act), if any, used by the Partnership in the Offering contemplated hereby that is a "written communication" (as defined in Rule 405 under the Securities Act) (each such road show, a "Road Show") and (iii) any other "free writing prospectus" (as defined in Rule 405 under the Securities Act) the use of which each of the Partnership and the Representatives provide their prior consent.

        "Disclosure Package," as used herein, means the Preliminary Prospectus dated [                                    ], 2008 together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

        As used in this Agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term "or," as used herein, is not exclusive.

        The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), a registration statement (as amended, the "Exchange Act Registration Statement") on Form 8-A (File No. [                                    ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.

        It is understood and agreed to by all parties that (i) the Partnership was formed on May 30, 2007 by OGE Enogex Holdings and the General Partner to own 100% of the membership interests in Enogex Operating and (ii) Enogex Operating was formed by the General Partner on May 30, 2007 to own an approximately 25% membership interest in the Operating Company. Following completion of the Transactions (as defined below), OGE Enogex Holdings will own the remaining membership interest in the Operating Company. The Operating Company in turn owns 100% of the membership interests in the Operating Subsidiaries.

        Prior to the date hereof, the following transactions occurred:

  1.
  OGE Parent formed OGE Enogex Holdings and directly owns all of the issued and outstanding membership interests of OGE Enogex Holdings.

  2.
  OGE Enogex Holdings formed the General Partner and directly owns all of the issued and outstanding membership interests of the General Partner.

  3.
  OGE Enogex Holdings and the General Partner formed the Partnership and OGE Enogex Holdings holds a 98% limited partner interest in the Partnership and the General Partner holds a 2% general partner interest in the Partnership.

  4.
  The General Partner formed Enogex Operating and directly owns all of the issued and outstanding membership interests of Enogex Operating.

  5.
  OGE Parent formed Navigator Newco Inc., a Delaware corporation ("Delaware Newco").

  6.
  Enogex Inc distributed all of the capital stock of OERI and Enogex Exploration Corporation, an Oklahoma corporation, to OGE Parent.

        The transactions described in clauses (1)-(6) above are referred to herein collectively as the "Prior Transactions."

        It is further understood and agreed to by all parties that, on or prior to the time of purchase, the following transactions will occur:

  1.
  OGE Parent will cause Enogex Inc to merge with and into Delaware Newco, with Delaware Newco continuing as the surviving entity (the "Enogex Merger").

  2.
  Delaware Newco will convert to a Delaware limited liability company and will change its name to "Enogex LLC", which is referred to herein as the "Operating Company" (the "Enogex Conversion", together with the Enogex Merger, the "Enogex Transactions").

  3.
  Enogex Products Corporation, an Oklahoma corporation and wholly owned subsidiary of the Operating Company, will convert to an Oklahoma limited liability company and will change its name to "Enogex Products LLC" (the "Products Conversion").

  4.
  OGE Parent will convey to OGE Enogex Holdings, as a capital contribution, all of its membership interest in the Operating Company.

  5.
  OGE Enogex Holdings will convey to the General Partner, as a capital contribution, a 0.3855% managing membership interest in the Operating Company.

  6.
  OGE Enogex Holdings will contribute to the Partnership a 18.8893% managing membership interest in the Operating Company in exchange for [4,829,214] Common Units and [12,329,214] Subordinated Units.

  7.
  The General Partner will convey to the Partnership, as a capital contribution, its 100% membership interest in Enogex Operating and its 0.3855% managing membership interest in the Operating Company in exchange for (a) a continuation of its 2% general partner interest in the Partnership (the "GP Interest") and (b) all of the Incentive Distribution Rights (as defined in the Partnership Agreement).

  8.
  The public, through the Underwriters, will contribute approximately $[            ] million in cash, less the net amount of approximately $[            ] million payable to the Underwriters after taking into account the Underwriters' discounts and commissions and a structuring fee (the

    "Offering Proceeds"), to the Partnership in exchange for [7,500,000] Common Units (the "Offering").

  9.
  The Partnership will use a portion of the Offering Proceeds to pay approximately $[2.5] million in offering expenses and will contribute the remaining Offering Proceeds to the Operating Company, as a capital contribution, in exchange for an additional 7.0922% [managing] membership interest in the Operating Company.

  10.
  The Partnership will convey to Enogex Operating, as a capital contribution, its approximate 25% managing membership interest in the Operating Company.

  11.
  The Operating Company will use the portion of the Offering Proceeds contributed to it by the Partnership, along with the proceeds from the issuance of up to $300 million of short-term borrowings from OGE Parent pursuant to the Revolving Agreement (as defined below), approximately $[13.9] million of borrowings under the Credit Facility (as defined below) and approximately $[1.9] million of cash on hand to (a) redeem its existing $400 million senior notes due 2010, including payment of approximately $[2.5] million of interest that will be accrued and unpaid through the redemption date and a make-whole premium of approximately $[39.0] million and (b) pay approximately $[4.5] million in fees and expenses relating to the Credit Facility and an issuance of up to $300 million of new long-term debt.

  12.
  The Operating Company will enter into a $[250] million credit facility with Wachovia Bank, National Association, as administrative agent, and the other lenders party thereto (collectively with the other financing documents entered into in connection therewith, the "Credit Facility").

  13.
  The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below).

  14.
  OGE Parent, the Operating Company, Enogex Operating, the Partnership, the General Partner and OGE Enogex Holdings will enter into an omnibus agreement (the "Omnibus Agreement") which will address, among other things, reimbursement by the Partnership and the Operating Company of expenses to OGE Parent for the payment of certain operating expenses and the provision of various general and administrative services and the indemnification of the Partnership and the Operating Company by OGE Parent for certain matters.

  15.
  The Operating Company and OERI will enter into a management and administrative services agreement which will address, among other things, the Operating Company's utilization of OERI for natural gas marketing, hedging, risk management and other related activities (the "Services Agreement").

  16.
  The Operating Company and OGE Parent will enter into a second amended and restated revolving credit and investment agreement (the "Revolving Agreement").

  17.
  If the Underwriters exercise their option to purchase any Additional Units within 30 days after the date of this Agreement as provided in Section 1, the Partnership will contribute the net proceeds of the sale of those Additional Units to the Operating Company to pay a portion of the make-whole premium and of the fees described above in clause (6), or repay short-term borrowings incurred to pay such premium and fees, and to use the balance to fund future capital expenditures and working capital and for other corporate purposes.

        The transactions described above in clauses (1)-(17) together with the Prior Transactions, are referred to as the "Transactions." In connection with the Transactions, OGE Parent, [Enogex Inc], Enogex Operating, the Partnership, the General Partner and OGE Enogex Holdings will enter into the

Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement" and together with any other documents necessary to effect the transactions described in the Contribution Agreement, the "Contribution Documents"). The Contribution Documents, the Credit Facility, the Revolving Agreement, the Omnibus Agreement and the Services Agreement are referred to herein collectively as the "Transaction Documents."

        The "Organizational Documents" shall mean each of the Partnership Agreement, the General Partner LLC Agreement, the OGE Enogex Holdings LLC Agreement, the Enogex Operating LLC Agreement, the Operating Company LLC Agreement, the Operating Subsidiaries' LLC Agreements (each as defined below) and the certificates of limited partnership or formation and other organizational documents of the Partnership Entities. The "Operative Documents" shall mean the Transaction Documents and the Organizational Documents, collectively.

        OGE Parent, Enogex Inc (prior to the Enogex Transactions), the Operating Company (immediately following the Enogex Transactions), Enogex Operating, the Partnership, the General Partner and OGE Enogex Holdings are sometimes collectively referred to herein as the "Enogex Parties". The Enogex Parties, the subsidiaries listed on Schedule B hereto (the "Operating Subsidiaries") and OGE Energy Resources Inc., an Oklahoma corporation ("OERI") are hereinafter collectively sometimes referred to as the "Enogex Entities." The General Partner, the Partnership, Enogex Operating, Enogex Inc (prior to the Enogex Transactions), the Operating Company (immediately following the Enogex Transactions) and the Operating Subsidiaries are hereinafter referred to collectively as the "Partnership Entities."

        The Enogex Parties and the Underwriters agree as follows:

        1.     Sale and Purchase.    Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, the General Partner agrees to cause the Partnership to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $[            ] per Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Partnership hereby grants to the several Underwriters the option (the "Over-Allotment Option") to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments in the event the Underwriters sell more than the number of Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an "additional time of purchase"); provided, however, that no additional time of purchase shall be earlier than the "time of purchase" (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 9 hereof.

        2.     Payment and Delivery.    Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [                        ], 2008 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

        Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

        Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Units shall be made at the offices of Jones Day, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

        3.     Representations and Warranties of the Enogex Parties.    Each of the Enogex Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

          (a)   Registration; No Material Misstatements or Omissions.    The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act, will be filed with the SEC and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the SEC preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Partnership's knowledge, are threatened by the SEC; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; the Registration Statement complied as of the Effective Time, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the most recent Preliminary Prospectus complied, at the time it was filed with the SEC, and complies as of the date hereof, in all material respects with the requirements of the Securities Act and such Preliminary Prospectus, at the time it was filed with the SEC, and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Disclosure Package, as of [                        ] (Eastern Time) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and the date it is filed with the SEC, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of such Prospectus and the date the Prospectus is filed with the SEC and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus contain an untrue statement of a material fact or, when viewed with the other information contained in the Disclosure Package, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Enogex Parties make no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus. All Permitted Free Writing Prospectuses were preceded by, or accompanied with, a statutory prospectus meeting the requirements of Section 10(a) of the Securities Act as required by Rule 164 under the Securities Act.

          (b)   Prospectuses Used in Offering.    Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any "prospectus" (within the meaning of the Securities Act) or used any "prospectus" (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Partnership has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the SEC), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the most recent Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Units, "free writing prospectuses" (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Partnership is not an "ineligible issuer" (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all Road Shows related to the Offering is solely the property of the Partnership; the Partnership has caused there to be made available at least one version of a "bona fide electronic road show" (as defined in Rule 433(h)(5) under the Securities Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Securities Act, causes the Partnership not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the SEC any Road Show.

          (c)   Formation and Qualification of the Enogex Entities (other than the Operating Company and Enogex Products LLC). Each of the Enogex Entities (other than the Operating Company and Enogex Products LLC) has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, or corporation, as the case may be, and is in good standing under the laws of its respective jurisdiction of formation or incorporation, with all partnership, limited liability company or corporate, as the case may be, power and authority necessary to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and (i) in the case of the General Partner, to act as the general partner of the Partnership and (ii) in the case of each party to an Operative Document or this Agreement that is an Enogex Entity (other than the Operating Company or Enogex Products LLC) to execute and deliver such Operative Document or Agreement to which such Enogex Entity (other than the Operating Company or Enogex Products LLC) is a party and to consummate the transactions contemplated thereby or hereby, as the case may be.

          (d)   Formation and Qualification of the Operating Company and Enogex Products LLC. As of the time of purchase, each of the Operating Company and Enogex Products LLC will be duly formed and validly existing as a limited liability company and in good standing under the laws of its respective jurisdiction of formation, with all limited liability company power and authority necessary to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and in the case of the Operating Company to execute and deliver any such Operative Document to which the Operating Company is a party and to consummate the transactions contemplated thereby or hereby.

          (e)   Foreign Qualification and Registration of the Enogex Entities (other than the Operating Company and Enogex Products LLC). Each of the Enogex Entities (other than the Operating Company and Enogex Products LLC) is duly qualified or registered to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect"); (ii) prevent the Units from being accepted for listing, or result in delisting of the Units, from the NYSE; or (iii) subject the limited partners of the Partnership to any material liability or disability.

          (f)    Foreign Qualification and Registration of the Operating Company and Enogex Products LLC. As of the time of purchase, each of the Operating Company and Enogex Products LLC will be duly qualified or registered to do business as a foreign limited liability company and will be in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect"); (ii) prevent the Units from being accepted for listing, or result in delisting of the Units, from the NYSE; or (iii) subject the limited partners of the Partnership to any material liability or disability.

          (g)   Ownership of the General Partner.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, OGE Enogex Holdings will own all of the issued and outstanding membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the time of purchase or such additional time of purchase, as applicable, ("General Partner LLC Agreement") and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")); and OGE Enogex Holdings will own such membership interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, "Liens") (except as otherwise described in the Disclosure Package).

          (h)   Ownership of the General Partner Interest in the Partnership.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with the GP Interest; such GP Interest will be duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership as in effect at the time of purchase or such additional time of purchase, as applicable, (the "Partnership Agreement"); and the General Partner will own the GP Interest free and clear of all Liens (except as otherwise described in the Disclosure Package).

          (i)    Ownership of the Sponsor Units and Incentive Distribution Rights.    At the time of purchase and immediately prior to each additional time of purchase, after giving effect to the Transactions, there will be [12,329,214] Common Units and [12,329,214] Subordinated Units outstanding, of which OGE Enogex Holdings will own [4,829,214] Common Units and [12,329,214] Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the "Sponsor Units") and the General Partner will own all of the Incentive Distribution Rights). All of the Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and as otherwise described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"). All of the Sponsor Units owned by OGE Enogex Holdings and the Incentive Distribution Rights owned by the General Partner will be owned free and clear of all Liens (except with respect to the restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Disclosure Package).

          (j)    Ownership of OGE Enogex Holdings.    At the time of purchase and any additional time of purchase, OGE Parent will own all of the issued and outstanding membership interests in OGE Enogex Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OGE Enogex Holdings (the "OGE Enogex Holdings LLC Agreement") and are fully paid (to the extent required under the OGE Enogex Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OGE Parent will own such membership interests free and clear of all Liens.

          (k)   Ownership of Enogex Operating.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding membership interests in Enogex Operating, such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Enogex Operating, as in effect at the time of purchase or such additional time of purchase, as applicable, ("Enogex Operating LLC Agreement") and will be fully paid (to the extent required under the Enogex Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens (except as otherwise described in the Disclosure Package).

          (l)    Ownership of the Operating Company.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, (i) Enogex Operating will own an approximate 25% membership interest in the Operating Company and (ii) OGE Enogex Holdings will own an approximate 75% membership interest in the Operating Company; such membership interests will be duly authorized and validly issued in accordance with the Operating Company limited liability company agreement, as in effect at the time of purchase or such additional time of purchase, as applicable, (the "Operating Company LLC Agreement"), and will be fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Enogex Operating and OGE Enogex Holdings will own such membership interests free and clear of all Liens (except as otherwise described in the Disclosure Package).

          (m)  Ownership of the Operating Subsidiaries.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, the Operating Company will own all of the issued and outstanding membership interests in each of the Operating Subsidiaries; such membership interests will be duly authorized and validly issued in accordance with limited liability company agreements of the applicable Operating Subsidiary as in effect at the time of purchase or such additional time of purchase, as applicable, (collectively, the "Operating Subsidiaries' LLC Agreements") and will be fully paid (to the extent required under such Operating Subsidiaries' LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company will own such membership interests free and clear of all Liens (except as otherwise described in the Disclosure Package).

          (n)   Ownership of OERI.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, OGE Parent will own all of the issued and outstanding capital stock of OERI; such stock will be duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws of OERI as in effect at the time of purchase or such additional time of purchase, as applicable, (the "OERI Charter Documents") and will be fully paid (to the extent required under the OERI Charter Documents) and nonassessable; and OGE Parent will own such stock free and clear of all Liens.

          (o)   No Other Subsidiaries.    At the time of purchase and any additional time of purchase, after giving effect to the Transactions, except as otherwise set forth in this Section 3(o), other than the GP Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. At the time of purchase and any additional time of purchase, after giving effect to the Transactions, the Partnership has no other direct or indirect subsidiaries (as defined under the Securities Act) other than Enogex Operating, the Operating Company and the Operating Subsidiaries. At the time of purchase and any additional time of purchase, after giving effect to the Transactions, other than Enogex Operating, the Operating Company, the Operating Subsidiaries and a 50% membership interest in Atoka Midstream LLC, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.

          (p)   Organizational Documents.    Complete and correct copies of the formation and governing documents of each of the Partnership Entities and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase.

          (q)   Compliance.    Each of the Partnership Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (r)   Valid Issuance of Units.    As of the time of purchase or any additional time of purchase, the Firm Units and the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the caption "Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business" and "—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them" (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding as of the time of purchase and any additional time of purchase, as applicable; except as described in the Disclosure Package, the Units, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof.

          (s)   Conformity to Description of Units.    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, and the Sponsor Units, the GP Interest and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

          (t)    Authorization, Execution and Delivery of this Agreement.    This Agreement has been duly authorized, executed and delivered by each of the Enogex Parties.

          (u)   Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the time of purchase (and assuming the due authorization, execution and delivery by each other party thereto (other than the Enogex Parties and OERI)):

            (i)    the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and OGE Enogex Holdings and will be a valid and legally binding agreement of the General Partner and OGE Enogex Holdings, enforceable against the General Partner and OGE Enogex Holdings in accordance with its terms;

            (ii)   the General Partner LLC Agreement will be duly authorized, executed and delivered by OGE Enogex Holdings and will be a valid and legally binding agreement of OGE Enogex Holdings, enforceable against OGE Enogex Holdings in accordance with its terms;

            (iii)  the Enogex Operating LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

            (iv)  the Operating Company LLC Agreement will be duly authorized, executed and delivered by Enogex Operating and OGE Enogex Holdings and will be a valid and legally binding agreement of each of them and enforceable against each of them in accordance with its terms;

            (v)   each of the Operating Subsidiaries' LLC Agreements will be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

            (vi)  each of the Contribution Documents will be duly authorized, executed and delivered by each of the Enogex Parties party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (vii) the Omnibus Agreement will be duly authorized, executed and delivered by each of the Enogex Parties party thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (viii)  the Credit Facility will be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of each of them, enforceable against the Operating Company in accordance with its terms;

            (ix)  the Revolving Agreement will be duly authorized, executed and delivered by the Operating Company and OGE Parent and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

            (x)   the Services Agreement will be duly authorized, executed and delivered by the Operating Company and OERI and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

except, with respect to each agreement described in this Section 3(u), as the enforceability thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (v)   No Conflicts or Violations or Default.    None of the Enogex Entities is (A) in violation of its respective formation, governing or other organizational documents or (B) in breach of, violation of or default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Enogex Entities is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) in violation of any federal, state or local law, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Enogex Entities or any of their respective properties or assets, which breach, default or violation in the case of clauses (B), (C), (D) and (E) above, would, if continued, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, on the validity of the Units or prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Offering and the Transactions; and none of (i) the execution, delivery and performance of this Agreement and the Operative Documents by the parties thereto, (ii) the offering, issuance and sale of the Units or (iii) the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions) will conflict with, result in a breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a Lien, charge or encumbrance on any property or assets of any Enogex Entity pursuant to) (I) any formation, governing or other organizational document of any Enogex Entity, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Enogex Entities is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (III) any federal, state or local law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the Enogex Entities or any of their respective properties or assets, which conflicts, breaches, violation or defaults, in the case of clause (II), (III), (IV) or (V) above, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, on the validity of the Units or prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Offering and the Transactions.

          (w)  No Consents.    No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (each, a "Consent") or any approval of the security holders of the Enogex Entities, is required in connection with the Offering and the execution, delivery and performance of the Operative Documents by the Enogex Entities, or the consummation by the Enogex Entities of the transactions contemplated hereby or thereby (including, without limitation, the Transactions) other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the FINRA and (iv) such Consents that have been, or prior to the time of purchase will be, obtained, or, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, affect the validity of the Units or prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Offering and the Transactions.

          (x)   Prior Transactions.    Each of the Prior Transactions has been duly authorized by all requisite corporate, limited liability company and partnership, as the case may be, action by each of the Enogex Entities and Delaware Newco, as the case may be.

          (y)   No Preemptive Rights, Registration Rights, Options or Other Rights.    Except as described in the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause any of the Partnership Entities to issue or sell any equity interests of any of the Partnership Entities, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any equity interests in any of the Partnership Entities, (iii) no person has any resale rights in respect of any equity interests of any of the Partnership Entities that would be required to be disclosed in the Registration Statement and are not so disclosed and (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering. No person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any equity interests of any of the Partnership Entities, or to include any such equity interests in the Registration Statement or the Offering contemplated thereby.

          (z)   Permits.    Each of the Partnership Entities has all necessary licenses, authorizations, consents, permits and approvals (each, a "Permit") and has made all necessary declarations and filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to own or lease its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus except for such Permits that, if not obtained, would not reasonably be expected to have a Material Adverse Effect; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to any of the Partnership Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (aa) Descriptions; Exhibits.    All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the headings "Cash Distribution Policy and Restrictions on Distributions," "Provisions of Our Partnership Agreement Relating to Cash Distributions," "Business," "Management," "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," "The Partnership Agreement," "Material Tax Consequences" and "Underwriting" (and any similar information, if any, contained in any Permitted Free Writing Prospectus) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (bb) Litigation.    Except as described in the Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened to which any of the Partnership Entities or any of their respective directors or officers is or would reasonably be expected to be a party or of which any of their respective properties or assets is or would reasonably be expected to be made subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, on the validity of the Units or prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Offering and the Transactions.

          (cc) Independent Registered Public Accounting Firms.    Ernst & Young LLP, whose report on the financial statements of Enogex Inc and its consolidated subsidiaries, the Partnership and the General Partner are included in the Registration Statements, the Preliminary Prospectuses and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

          (dd) Financial Statements.    The financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all materials respects the financial position, results of operations, cash flows and changes in members' or partners' equity of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Securities Act (including, without limitation, Regulation S-X under the Securities Act), Item 10 under Regulation S-K and Financial Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; and the other financial and statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and were prepared on a basis consistent with the financial statements and books and records of the Partnership Entities from which it was derived. The assumptions and forecasts underlying the pro forma information set forth under the caption "Cash Distribution Policy and Restrictions on Distributions—Pro Forma and Forecasted Cash Available for Distribution" and the related notes in the Registration Statement, the Preliminary Prospectuses and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus) are, in the informed judgment of management of the Enogex Entities, reasonable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required. All off-balance sheet liabilities, obligations or similar arrangements required to be described in the Disclosure Package and the Prospectus have been so described as required.

          (ee) No Material Adverse Change.    Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change, in the business, properties, assets, management, financial condition, prospects, partners' or members' equity, or results of operations of the Partnership Entities, taken as a whole, (ii) any transaction which, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, (iii) any obligation or liability, direct, indirect or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities, which, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities, taken as a whole, or (v) any dividend or distribution of any kind declared, paid or made on the interests of any of the Partnership Entities, in each case whether or not arising from transactions in the ordinary course of business, except in each case as described or contemplated in the Disclosure Package.

          (ff)  Lock-Up Agreement.    The Partnership Entities have obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in substantially the form set forth as Exhibit A hereto, of (i) each Directed Unit Participant who is allocated more than $100,000 of Reserved Units and (ii) each party named in Exhibit A-1 hereto.

          (gg) Investment Company.    None of the Partnership Entities is and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, none of them will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (hh) Title to Properties.    Each of the Partnership Entities has good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus, as being owned by any of them, free and clear of all Liens except (i) Liens that would not materially interfere with the use of any such property for the conduct of the businesses of the Partnership Entities, (ii) Liens described in the Disclosure Package and the Prospectus and (iii) Liens that arise under the Credit Facility; provided that with respect to any interest in property held under lease by any of the Partnership Entities, such property is held thereby under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of any such property for the conduct of its businesses.

          (ii)   Rights-of-Way.    Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to enable it to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus, except for such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in the Disclosure Package or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (jj)   Intellectual Property.    Each of the Partnership Entities owns or possesses adequate rights to use all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Disclosure Package and the Prospectus, as being owned or licensed by it or which is necessary for the conduct of, or material to, its respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, the "Intellectual Property") and the Enogex Entities have not received written notice of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the Intellectual Property. To the knowledge of the Partnership Entities, none of the Partnership Entities has infringed or is infringing the intellectual property of a third party, and none of the Enogex Entities has received written notice of a claim by a third party to the contrary.

          (kk) Labor and Employment.    None of the Partnership Entities is engaged in any unfair labor practice and no labor disputes with the employees that are engaged in the businesses of the Partnership Entities exist or, to the knowledge of the Partnership Entities after due inquiry, are threatened in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Partnership Entities, threatened against any of the Partnership Entities before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Partnership Entities, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Partnership Entities and (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (ii) no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder concerning the employees of the Partnership Entities except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ll)   Environmental Compliance.    Except as described in the Disclosure Package, each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws, regulations, codes, orders, decrees, judgments or injunctions relating to pollution or the protection of human health and safety or the environment, or to the distribution, processing, generation, treatment, storage, disposal, transportation, or handling or release or threatened release of Hazardous Materials (as defined below) ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its respective businesses as it is currently being conducted and has made all required filings and provided all notices required under Environmental Laws, (iii) has not received written notice of any, and there are no pending events or, to the knowledge of the Partnership Entities after due inquiry, circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials (defined below), and (iv) is not subject to any pending or, to the knowledge of the Partnership Entities after due inquiry, threatened actions, suits, demands, orders, claims, investigations, notices of violation, or proceedings relating to any Environmental Laws against the Partnership Entities (collectively, "Proceedings"), except in the cases of clauses (i) through (iv) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as described in the Disclosure Package, none of the Partnership Entities has entered into any agreement or order relating to any actual or alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as set forth in the Disclosure Package, none of the Partnership Entities is currently named or has been identified as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, nor have any of the Partnership Entities received a request for information under Section 104(e) of CERCLA or any comparable state law. Except as described in the Disclosure Package, no property of any of the Partnership Entities is listed or proposed for listing on the National Priorities List under CERCLA or on any comparable list maintained by any state or local governmental authority. As used herein, "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law, including petroleum and petroleum products.

          (mm)  Environmental Compliance Review.    In the ordinary course of their respective businesses, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

          (nn) Tax Returns.    All tax returns required to be filed through the date hereof by or on behalf of the Partnership Entities have been timely filed (or extensions have been obtained with respect thereto), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than any such taxes and other assessments (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (oo) Insurance.    The Partnership Entities maintain (or affiliates maintain on behalf of the Partnership Entities) insurance covering their respective properties, assets, operations, personnel and businesses as each Partnership Entity reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Partnership Entities and their respective properties, assets, operations, personnel and businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; there are no material claims by any of the Partnership Entities under any such insurance policy as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Enogex Parties has reason to believe that any Partnership Entity will not be able to renew any such insurance as and when such insurance expires at a cost that would reasonably be expected to have a Material Adverse Effect.

          (pp) No Business Interruptions.    None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Disclosure Package and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

          (qq) Non-Renewal of Agreements; No Third Party Defaults.    Except as described in the Disclosure Package, none of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements described in the Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by any of the Partnership Entities or, to the knowledge of the Partnership Entities, any other party to any such contract or agreement. To the knowledge of the Partnership Entities after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would reasonably be expected to have a Material Adverse Effect.

          (rr)  Internal Controls.    Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ss)  Disclosure Controls.    The Partnership has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the principal executive officer and the principal financial officer of the General Partner, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership's independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership's internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership's independent auditors; and the Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the NYSE promulgated thereunder.

          (tt)  Related Party Transactions.    None of the Enogex Entities has, directly or indirectly: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer of the General Partner.

          (uu) Forward-Looking Statements.    Each "forward-looking statement" (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

          (vv) Statistical and Market-Related Data.    All statistical or market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Enogex Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

          (ww)  No Prohibition on Distributions.    None of the Partnership Entities is currently prohibited, directly or indirectly, from making distributions with respect of its equity securities or from repaying to the Partnership, Enogex Operating or the Operating Company, as the case may be, any loans or advances to such Partnership Entity from the Partnership, Enogex Operating, or the Operating Company, as the case may be, or from transferring any of such Partnership Entity's property or assets to any other Partnership Entity, as the case may be, except as described in (i) the Disclosure Package or (ii) the organizational documents of the Partnership and the General Partner.

          (xx) Foreign Corrupt Practices Act.    None of the Partnership Entities nor, to the knowledge of the Enogex Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Partnership Entities have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

          (yy) Money Laundering Laws.    The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened;

          (zz) No Other Securities.    Immediately after the issuance and sale of the Units as contemplated hereby, except as described in the Disclosure Package, no other securities of the Partnership shall be issued or outstanding; and the issuance and sale of the Units as contemplated hereby will not cause any holder of Partnership Units, securities convertible into or exchangeable or exercisable for Partnership Units, or options, warrants or other rights to purchase Partnership Units or any other securities of the Partnership to have any right to acquire any other securities of the Partnership.

          (aaa)  NYSE Listing.    The Units have been approved for trading on the NYSE, subject only to official notice of issuance.

          (bbb)  No Brokers' Fees.    Except pursuant to this Agreement or as described in the Disclosure Package, none of the Partnership Entities has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions (including, without limitation, the Transactions) contemplated hereby.

          (ccc)  No Stabilizing Transactions.    None of the Enogex Entities nor any of their Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (ddd)  FINRA Affiliations.    To the knowledge of the Enogex Parties after due inquiry, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, the General Partner, any of the General Partner's officers and directors or 5% or greater security holders of the Partnership, or any beneficial owner of the Partnership's unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the SEC, except as disclosed in the Disclosure Package.

          (eee)  Directed Unit Program.    So long as the DUP Manager offers and sells the Reserved Units only to the Directed Unit Participants, none of the Reserved Units distributed in connection with the Directed Unit Program will be offered or sold outside the United States.

          (fff) Reserved Unit Sales.    The Partnership has not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (i) a customer or supplier of the Partnership Entities to alter the customer's or supplier's level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or any of their products or services.

          (ggg)  No Distribution of Other Offering Materials.    None of the Enogex Entities has distributed nor will they distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectuses or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

          (hhh)  Private Placement.    The sale and issuance of the Sponsor Units to OGE Enogex Holdings and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Securities Act, the securities laws of any state having jurisdiction with respect thereto, and none of the Enogex Parties has taken or will take any action that would cause the loss of such exemption.

        In addition, any certificate signed by any officer of any Enogex Entity and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Enogex Entity, as the case may be, as to matters covered thereby, to each Underwriter.

        4.     Certain Covenants of the Partnership.    The Enogex Parties, jointly and severally, hereby agree:

          (a)   Blue Sky Qualification.    To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (b)   Copies of Prospectus.    To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Representatives may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

          (c)   Effectiveness of Registration Statement.    If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the SEC and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the SEC pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

          (d)   Delivery of Prospectus.    If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the SEC, to (i) promptly notify the Representatives, (ii) promptly file with the SEC a new registration statement under the Securities Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Representatives, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Representatives of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

          (e)   Filing of Amendments or Supplements.    To advise the Representatives promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and to provide the Underwriters and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.

          (f)    Exchange Act Reports.    Subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the SEC in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units; and to provide you with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing.

          (g)   Misstatements and Omissions.    To advise the Representatives promptly of the happening of any event known to any Enogex Party within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Representatives promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Partnership's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

          (h)   Earnings Information.    To make generally available to its security holders, and to deliver to the Representatives, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 18 months after the effective date of the Registration Statement.

          (i)    Annual Report.    Unless otherwise available through the SEC's electronic data gathering, analysis and retrieval system ("EDGAR"), to furnish to the Partnership's security holders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet of the General Partner, as required, and the consolidated balance sheet and statements of income, partners' equity and cash flow of the Partnership and its subsidiaries (as defined under the Securities Act) for such fiscal year, accompanied by a copy of the certificate of report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).

          (j)    Copies of the Registration Statement.    To furnish or make available via EDGAR to the Underwriters and counsel as many copies of the Registration Statement as may be reasonably requested, as such Registration Statement was initially filed with the SEC, and of all amendments thereto (including all exhibits thereto).

          (k)   Copies of Other Documents.    To furnish or make available via EDGAR to each of the Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications that the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports of the Partnership filed with the SEC on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the SEC, (iii) copies of documents or reports of the Partnership filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the Partnership Entities, in each case to the extent that such materials are not publicly available.

          (l)    Interim Financial Statements.    To furnish to the Representatives as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Partnership Entities which have been read by the Partnership's independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(d) hereof.

          (m)  Application of Proceeds.    To apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of Proceeds" in the Prospectus and to file such reports with the SEC with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.

          (n)   Compliance with Rules 433(d) and (g).    To cause the Partnership to comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and Rule 433(g) under the Securities Act.

          (o)   Partnership Lock-Up.    Beginning on the date hereof and ending on, and including, the date that is 180 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Partnership Units or securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any other securities of the Partnership that are substantially similar to Partnership Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Partnership Units or any securities convertible into or exchangeable or exercisable for Partnership Units or warrants or other rights to purchase Partnership Units or any such securities, whether any such transaction is to be settled by delivery of Partnership Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) issuances of Partnership Units upon the exercise of options or warrants disclosed as outstanding in the Disclosure Package and the Prospectus and (C) the issuance of employee and director units or options not exercisable during the Lock-Up Period pursuant to option plans or the Long-Term Incentive Plan described in the Disclosure Package and the Prospectus; provided, however, that if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.

          (p)   Lock-Up Agreements and Restrictions.    To cause (i) each Directed Unit Participant who is allocated more than $100,000 of Reserved Units and (ii) each person or entity named in Exhibit A-1 hereto to execute and deliver to the Underwriters a Lock-Up Agreement, and otherwise to cause the Partnership Units (including, without limitation, such Reserved Units) that are subject to those Lock-Up Agreements to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the FINRA and its rules, and to direct the transfer agent to place a stop transfer restriction upon such Partnership Units (including, without limitation, such Reserved Units) during the Lock-Up Period or any such longer period of time as may be required by the FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which such Partnership Units (including, without limitation, such Reserved Units) are offered in connection with this Agreement and the Directed Unit Program.

          (q)   Press Releases and Other Communications.    Prior to the time of purchase or any additional time of purchase, as the case may be, not to issue any press release or other communication directly or indirectly and not to hold any press conferences with respect to the Partnership, the General Partner or any Partnership Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any of the Partnership Entities or the Offering, without the Underwriters' prior consent, which shall not be unreasonably withheld, except for press releases issued in compliance with Rule 134 of the Securities Act.

          (r)   Distribution of Prospectuses.    Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any "prospectus" (within the meaning of the Securities Act), or use any "prospectus" (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus.

          (s)   No Stabilization.    Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (t)    NYSE Listing.    To use its best efforts to cause the Units to be approved for trading on the NYSE.

          (u)   Transfer Agent.    To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Partnership Units.

        5.     Covenant to Pay Costs.    The Enogex Parties jointly and severally agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and counsel and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements and any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and counsel and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters related to such qualification) and the reasonably incurred costs and expenses of printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the FINRA, including any reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Enogex Entities relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the representatives of any of the Enogex Entities, provided, however, that the Enogex Parties are obligated to pay only 50% of the costs and expenses incurred by or on behalf of the representatives of the Enogex Entities for private air travel in connection with such presentations or meetings, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the offer and sale of the Reserved Units, including all costs and expenses of the DUP Manager and the Underwriters, including the fees and disbursement of counsel for the Underwriters and (xii) the performance of the obligations of the Enogex Entities hereunder.

        6.     Reimbursement of Underwriters' Expenses.    If the Units are not delivered for any reason other than the termination of this Agreement pursuant to subsection (ii)(A), (C), (D) or (E) of the second paragraph of Section 8 hereof, the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Enogex Parties shall, jointly and severally, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their reasonably incurred out-of-pocket expenses, including the reasonably incurred fees and disbursements of their counsel.

        7.     Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Enogex Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Enogex Parties of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Jones Day, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in substantially the form set forth in Exhibit B hereto.

          (b)   The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of [                                    ], Oklahoma counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in substantially the form set forth in Exhibit C hereto.

          (c)   The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Baker Botts L.L.P., special tax counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in substantially the form set forth in Exhibit D hereto.

          (d)   You shall have received from Ernst & Young LLP customary comfort letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

          (e)   You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

          (f)    No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing prior to such filing.

          (g)   The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act or the Exchange Act, as the case may be. The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

          (h)   Immediately prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the most recent Preliminary Prospectuses and the Prospectus, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact, when viewed with the other information contained in the Disclosure Package, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (i)    Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, assets, management, financial condition, results of operations, members' equity or partners' equity or prospects of the Partnership Entities, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall occur or become probable, the effect of which is, in the reasonable judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

          (j)    Each of (i) OGE Parent on its behalf and on behalf of OGE Enogex Holdings, (ii) the General Partner on its behalf and on behalf of the Partnership and Enogex Operating and (iii) the Operating Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the principal executive officer and the principal financial officer, dated the time of purchase or the additional time of purchase, as the case may be, in the forms attached as Exhibits E, F and G, respectively, hereto.

          (k)   You shall have received each of the signed Lock-Up Agreements referred to in Section 4(p) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

          (l)    The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in Disclosure Package or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

          (m)  The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (n)   The FINRA shall not have raised any objection (that has not been resolved) with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

        8.     Effective Date of Agreement; Termination.    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, assets, management, financial condition, results of operations, members' equity or partners' equity or prospects of the Partnership Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Disclosure Package and the Prospectus or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Partnership's securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (iii) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Partnership Entity by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act.

        If the Representatives elect to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.

        If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Enogex Parties shall be unable to comply with any of the terms of this Agreement, the Enogex Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to any Enogex Party under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

        9.     Increase in Underwriters' Commitments.    Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

        The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

        If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Enogex Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Enogex Parties. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.   Indemnity and Contribution.

          (a)   Each of the Enogex Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any "issuer information" (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

          Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, each of the Enogex Parties, jointly and severally, agrees to indemnify, defend and hold harmless the DUP Manager and its partners, directors and officers, and any person who controls the DUP Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program, provided that the Enogex Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Manager in conducting the Directed Unit Program. Section 10(a) shall apply equally to any Proceeding (as defined below) brought against the DUP Manager or any such person in respect of which indemnity may be sought against the Enogex Parties pursuant to the immediately preceding sentence, except that the Enogex Parties shall be liable for the reasonably incurred expenses of one separate counsel (in addition to any local counsel) for the DUP Manager and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 10(a), in any such Proceeding.

          (b)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Enogex Parties, their directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Enogex Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

          (c)   If any action, suit or proceeding (each, a "Proceeding") is brought against a person (an "indemnified party") in respect of which indemnity may be sought against the Enogex Parties or an Underwriter (as applicable, the "indemnifying party") pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses reasonably incurred; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise except to the extent there has been a final and non-appealable judgment entered into by a court of competent jurisdiction determining that such indemnifying party has been substantially prejudiced by such failure. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 10(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

          (d)   If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Enogex Parties on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Enogex Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Enogex Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Enogex Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Enogex Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Enogex Parties or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (e)   The Enogex Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

          (f)    The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Enogex Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Enogex Parties, their directors or officers or any person who controls the Enogex Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Enogex Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Enogex Parties, against any of the General Partner's officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

        11.   Information Furnished by the Underwriters.    The last paragraph of the cover page regarding delivery of the Units, the legal name of each Underwriter and their respective participation in the sale of the Units included under the heading "Underwriting," the concession and reallowance figures appearing under the caption "Underwriting—Discounts and Commissions," the statements relating to stabilization by the Underwriters appearing under the caption "Underwriting—Price Stabilization, Short Positions," the statements made in the second paragraph under the caption "Underwriting-No Sales of Similar Securities" and the disclosure appearing under the captions "Underwriting—Discretionary Sales" and "Underwriting-FINRA Conduct Rules" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

        12.   Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, and Lehman Brothers Inc., 745 Seventh Street, New York, NY 10019, Attention: Syndicate Departments, and, if to the Enogex Parties, shall be sufficient in all respects if delivered or sent to the Enogex Parties at the offices of the Partnership at 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 73105, Attention: Chief Financial Officer, with a copy to General Counsel.

        13.   Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.   Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Enogex Parties (on each of its behalf and, to the extent permitted by applicable law, on behalf of each of its security holders and affiliates waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Enogex Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Enogex Parties and may be enforced in any other courts to the jurisdiction of which the Enogex Parties are or may be subject, by suit upon such judgment.

        15.   Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Enogex Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        16.   No Fiduciary Relationship.    The Enogex Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership's securities. The Enogex Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship with respect to the purchase and sale of the Units created solely by this Agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Enogex Parties, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Enogex Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Enogex Parties hereby confirm their understanding and agreement to that effect. The Enogex Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Enogex Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership's securities, do not constitute advice or recommendations to the Enogex Parties. The Enogex Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Enogex Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Enogex Parties in connection with the transactions contemplated by this Agreement or any matters leading up to and related to such transactions.

        17.   Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        18.   Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Enogex Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Enogex Parties and any of the Underwriters' respective businesses and/or assets.

        19.   Miscellaneous.    UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

        If the foregoing correctly sets forth the understanding between the Enogex Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Enogex Parties and the Underwriters, severally.

Very truly yours,
OGE ENOGEX PARTNERS L.P.
By:	OGE Enogex GP LLC, its general partner
By:

Name:
Title:
OGE ENOGEX GP LLC
By:

Name:
Title:
OGE ENOGEX HOLDINGS LLC
By:	OGE Energy Corp., its sole member
By:

Name:
Title:
OGE ENERGY CORP.
By:

Name:
Title:

ENOGEX OPERATING LLC
By:	OGE Enogex Partners L.P., its managing member
By: OGE Enogex GP LLC, its general partner
By:

Name:
Title:
ENOGEX INC.
By:

Name:
Title:

        Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

UBS SECURITIES LLC LEHMAN BROTHERS INC.
By:	UBS SECURITIES LLC
By:
Name:	[Michael Jamieson]
Title:	Managing Director
By:
Name:	[Christopher Juban]
Title:	Executive Director
By:	LEHMAN BROTHERS INC.
By:
Name:	[ ]
Title:	[ ]

SCHEDULE A

Underwriter	Number of Firm Units
UBS Securities LLC	[ ]
Lehman Brothers Inc.	[ ]
Citigroup Global Markets, Inc.	[ ]
J.P. Morgan Securities Inc.	[ ]
Wachovia Capital Markets, LLC	[ ]
BOSC, Inc.	[ ]
Capital West Securities, Inc.	[ ]

Total	[7,500,000]

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UNDERWRITING AGREEMENT
SCHEDULE A